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Exhibit 23.4

Consent of Independent Auditors

        We have issued our report dated February 3, 2017, relating to the financial statements of Magna Energy Services, LLC, appearing in the Registration Statement (No. 333-218139) on Form S-1 of Ranger Energy Services, Inc., as amended, which is incorporated by reference in this Registration Statement on Form S-1MEF. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

        We also consent to the reference of our firm under the heading "Experts" in the prospectus incorporated by reference in this Registration Statement.

/s/ Hein & Associates, LLP

Dallas, Texas

August 10, 2017

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  Exhibit 23.4
Consent of Independent Auditors